Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer

Identification No.

300 Delaware Avenue, 9th Floor
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Annette Morgan

U.S. Bank Trust National Association

300 Delaware Avenue, 9th floor

Telephone 302-576-3706

(Name, address and telephone number of agent for service)

EXELON CAPITAL TRUST I

EXELON CAPITAL TRUST II

EXELON CAPITAL TRUST III

(Exact name of obligor as specified in its charter)

16-6545508
16-6545509
Delaware	16-6545510
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

C/O U.S. Bank Trust National Association 300 Delaware Avenue, 9th floor Wilmington, DE	19801
(Address of principal executive offices	(Zip Code)

TRUST PREFERRED SECURITIES

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

USE ONE OF FOLLOWING RESPONSES ONLY

Items 3-15	Not applicable because, to the best of Trustee’s knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of December 31, 2011, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 29th day of May, 2012.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Annette Morgan
Name:	Annette Morgan
Title:	Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of December 31, 2011

($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1	10,292
b. Interest-bearing balances (2)	525,460
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	0
b. Available-for-sale securities (from Schedule RC-B, column D)	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	0
b. Securities purchased under agreements to resell (3)	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income	0
c. LESS: Allowance for loan and lease losses	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	0
5. Trading assets (from Schedule RC-D)	0
6. Premises and fixed assets (including capitalized leases)	297
7. Other real estate owned (from Schedule RC-M)	0
8. Investments in unconsolidated subsidiaries and associated companies	0
9. Direct and indirect investments in real estate ventures	0
10. Intangible assets:
a. Goodwill	16,000
b. Other intangible assets (from Schedule RC-M)	2,944
11. Other assets (from Schedule RC-F)	22,710
12. Total assets (sum of items 1 through 11)	577,703

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	0
(1) Noninterest-bearing (1)	0
(2) Interest-bearing	0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	0
b. Securities sold under agreements to repurchase (3)	0
15. Trading liabilities (from Schedule RC-D)	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)	0
20. Other liabilities (from Schedule RC-G)	17,441
21. Total liabilities (sum of items 13 through 20)	17,441
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus	0
24. Common stock	1,000
25. Surplus (excludes all surplus related to preferred stock)	466,570
26. a. Retained earnings	92,692
b. Accumulated other comprehensive income (5)	0
c. Other equity capital components (6)	0
27. a. Total bank equity capital (sum of items 23 through 26.c)	560,262
b. Noncontrolling (minority) interests in consolidated subsidiaries	0
28. Total equity capital (sum of items 27.a and 27.b)	560,262
29. Total liabilities and equity capital (sum of items 21 and 28)	577,703